Exhibit 10.38
INNOVATE CORP.
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is made, effective as of [insert date] (hereinafter the “Date of Grant”), between INNOVATE Corp. (the “Company”), and [insert name] (the “Participant”).
RECITALS:
WHEREAS, the Company has adopted the HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan (as amended, the “Plan”), pursuant to which awards of Restricted Stock may be granted;
WHEREAS, the Participant is currently serving as a director of the Company; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Restricted Stock as provided herein and subject to the terms set forth herein.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock. The Company hereby grants on the Date of Grant to the Participant a total of [insert number] shares of Restricted Stock (the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3 hereof.
2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
3.Terms and Conditions.
(a)Vesting and Forfeiture. Except as otherwise provided in the Plan and this Agreement (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Subsidiaries), the Restricted Shares shall fully vest and become non-forfeitable on the earlier of (i) the first anniversary of the Date of Grant and (ii) the first regular annual meeting of the Company’s stockholders that occurs following the Date of Grant (as applicable, the “Vesting

Date”), contingent upon the Participant’s continued service to the Company through the Vesting Date.
(b)Transfer Restrictions; Holding Requirement. Prior to the Vesting Date, the Restricted Shares granted hereunder may not be sold, pledged, loaned, gifted or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. In addition, the Participant agrees to comply with any written holding requirement policy adopted by the Company for employees.
(c)Issuance. The Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form, subject to the Company’s directions at all times prior to the date the Restricted Shares vest. As a condition to the receipt of the Restricted Shares, the Participant shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares. The Committee may cause a legend or legends to be put on any stock certificate relating to the Restricted Shares to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the Restricted Shares, and any applicable federal or state laws.
(d)Effect of Termination of Service. Except as otherwise provided below (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Subsidiaries), if the Participant’s service with the Company terminates prior to the Vesting Date for any reason, the Restricted Shares shall be forfeited without consideration to the Participant on the date of termination of service. Notwithstanding anything to the contrary herein, if the Participant’s service with the Company terminates prior to the Vesting Date due to death or Disability, the Restricted Shares shall immediately become fully vested upon such termination of service.
(e)Rights as a Stockholder; Dividends. The Participant shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to Section 3(d) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares; provided, that any cash or in-kind dividends paid with respect to unvested Restricted Shares shall be withheld by the Company and shall be paid to the Participant (or the Participant’s estate, as applicable), without interest, only when, and if, such Restricted Shares shall become vested.
(f)Taxes and Withholding. The Participant is liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company takes with respect to any tax obligations that arise in connection with the Restricted Shares. The Company makes no representation or undertaking regarding the tax treatment of the Restricted Shares. The Participant acknowledges and agrees that he or she is not an employee of the Company and that he or she will be required to pay (and the Company will not withhold or remit) any applicable taxes in connection with the Restricted Shares.
4.Miscellaneous.
(a)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:

INNOVATE Corp.
Attention: Chief Legal Officer
295 Madison Avenue, 12th Floor
New York, NY 10017
Email: legal@innovatecorp.com

if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(b)Clawback/Forfeiture. If the Participant receives any amount in excess of what the Participant should have received with respect to the Restricted Shares for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), the Restricted Shares shall be subject to any required clawback, forfeiture or similar requirement.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(e)Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)Section 409A. It is intended that the Restricted Shares be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith. This Agreement is subject to Section 15(u) of the Plan.
(i)Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.
(j)Securities Laws. The Participant agrees that the obligation of the Company to issue Restricted Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.
(k)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(l)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(m)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(n)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
INNOVATE Corp.

By:
    Michael J. Sena
    Chief Financial Officer

Participant

[Insert Name of Participant]
Date:

[Signature page to Restricted Stock Award Agreement for [Name of Participant]]

EXHIBIT A
TO
INNOVATE CORP.
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
OF [INSERT PARTICIPANT’S NAME]
DATED AS OF [INSERT DATE OF AWARD]

BENEFICIARY DESIGNATION

Pursuant to paragraph 4(f) of this Restricted Stock Agreement (this “Agreement”), you may designate a beneficiary on a form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

Should you wish to designate a beneficiary, please provide the following information for each person named:

Name:                                 Date of Birth:
Relationship:
Share percentage:

Name:                                 Date of Birth:
Relationship:
Share percentage:

Name:                                 Date of Birth:
Relationship:
Share percentage:

Name:                                 Date of Birth:
Relationship:
Share percentage:

Total percentage (must add up to 100%):

Signature:                                 Dated: ________________

This Beneficiary Designation rescinds and changes any designation which you might have submitted previously.

You understand that in the event you do not designate the share percentages above, the share percentages shall be distributed equally among the listed beneficiaries. You understand that in the event not all beneficiaries survive you, the interest of the non-surviving beneficiaries shall be shared by the surviving beneficiaries in proportion to the share percentage otherwise allocated to them. You also understand that in the event you do not designate a beneficiary or all your beneficiaries do not survive you, the award pursuant to this Agreement shall revert to your estate in accordance with the applicable laws of descent and distribution.